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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:
                        (Date of earliest event reported)

                                 April 22, 2007
                          ----------------------------

                              PIER 1 IMPORTS, INC.
               (Exact name of registrant as specified in charter)


            Delaware                         1-7832                  75-1729843
 (State or other jurisdiction of    (Commission File Number)       (IRS Employer
 incorporation or organization)                                   Identification
                                                                        No.)

                                100 Pier 1 Place
                             Fort Worth, Texas 76102
              (Address of principal executive offices and zip code)

                                 (817) 252-8000
                             (Registrant's telephone
                          number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


     (e) The Board of Directors of Pier 1 Imports, Inc. (the "Company"), upon the recommendation of the Compensation Committee, approved effective April 22, 2007 annual base salaries for the Company's named executive officers for the 2008 fiscal year, other than the Company's president and chief executive officer, Alex Smith, whose annual base salary is addressed in his employment agreement with the Company. Information regarding the annual base salaries for the Company's named executive officers for the 2008 fiscal year is set forth in Exhibit 10.1 and is incorporated herein by reference. Additional information regarding executive compensation will be included in the Company's proxy statement for the annual meeting of shareholders.

         Additionally, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, has approved the Company's annual short-term incentive plan for fiscal year 2008. The short-term incentive plan establishes a cash performance award pursuant to the Company's 2006 Stock Incentive Plan (which allows for cash performance awards in addition to stock based awards) using a performance measure of earnings before interest, taxes, depreciation and amortization from all domestic and international operations, but not including discontinued operations nor unusual or non-recurring items as determined by the Compensation Committee, (the "Profit Goal"). Short-term incentives in the form of a cash bonus are payable if the Company attains targeted levels of the Profit Goal. Company executives and key members of management are eligible to participate in the plan other than the Company's president and chief executive officer, Alex Smith, whose short-term incentive for the 2008 fiscal year is addressed in his employment agreement with the Company. The cash bonus potential of a named executive is expressed as a percentage of the executive's fiscal year 2008 annual base salary. Each named executive officer's bonus potential is 75% of his annual base salary if the Profit Goal for fiscal year 2008 is reached. The plan is designed to pay an initial 10% of the executive's bonus potential at a threshold Profit Goal and will pay a maximum of 150% of the executive's bonus potential at a maximum Profit Goal. Within an established range below the Profit Goal target for fiscal year 2008, the plan provides for an increase in the percentage of an executive's bonus potential upon expense savings in certain categories above an established amount.

Item 9.01     Financial Statements and Exhibits

               (d) Exhibits.

               Exhibit No.          Description

                 10.1 Summary of Fiscal Year 2008 Annual Base Salaries for the Named Executive Officers of Pier 1 Imports, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PIER 1 IMPORTS, INC.


Date:  April 22, 2007              By:    /s/ Michael A. Carter
                                          --------------------------------------
                                          Michael A. Carter, Senior Vice
                                          President and General Counsel

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                                  EXHIBIT INDEX

Number   Description

10.1 Summary of Fiscal Year 2008 Annual Base Salaries for the Named Executive Officers of Pier 1 Imports, Inc.